Exhibit 99.2

Statement of Assets Acquired and Liabilities Assumed

by Renasant Bank (a wholly-owned subsidiary of Renasant Corporation)

July 23, 2010

INDEX OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at July 23, 2010	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Renasant Corporation

We have audited the accompanying statement of assets acquired and liabilities assumed by Renasant Bank (a wholly-owned subsidiary of Renasant Corporation) pursuant to the Purchase and Assumption Agreement dated July 23, 2010. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed referred to above is presented fairly, in all material respects, as of July 23, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Horne LLP

Memphis, Tennessee

October 8, 2010

Statement of Assets Acquired and Liabilities Assumed

by Renasant Bank (a wholly-owned subsidiary of Renasant Corporation)

(Dollars in thousands)

July 23, 2010
Assets Acquired
Cash and due from banks	$337,127
Securities available for sale	21,044
Federal Home Loan Bank stock	3,162
Loans	371,100
Other real estate owned	50,168
FDIC loss share indemnification asset	153,244
Core deposit intangible	2,489
Receivable from FDIC	17,224
Other assets	3,749

Total assets acquired	959,307

Liabilities Assumed
Deposits:
Noninterest-bearing	39,067
Interest-bearing	851,036

Total deposits	890,103
Advances from Federal Home Loan Bank of Atlanta	24,101
Accrued expenses and other liabilities	2,892

Total liabilities assumed	917,096

Net assets acquired	42,211

Deferred tax liability	16,146

Net assets assumed, including deferred tax liability	$26,065

The Accompanying Notes are an Integral Part of this Financial Statement.

Notes to Statement of Assets Acquired and Liabilities Assumed

by Renasant Bank (a wholly-owned subsidiary of Renasant Corporation)

July 23, 2010

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of Crescent Bank & Trust

On July 23, 2010, Renasant Bank (“the Bank”), a wholly-owned subsidiary of Renasant Corporation (“the Corporation”), entered into a purchase and assumption agreement (“the Agreement”) with the Federal Deposit Insurance Corporation (“FDIC”) to acquire certain assets and assume substantially all of the deposits and certain liabilities of Crescent Bank & Trust (“Crescent”), a full service Georgia state-chartered bank headquartered in Jasper, Georgia.

Crescent operated 11 branches Northwest region of Georgia. Excluding the effects of purchase accounting adjustments, the Bank acquired approximately $959.3 million in total assets, including loans of $538.7 million, and assumed $917.1 million in total liabilities, including $890.1 million in deposits. Approximately $528.1 million of acquired loans and $79.4 million of other real estate owned (“OREO”) are covered by loss sharing agreements (“covered assets”) between the FDIC and the Bank.

The assets acquired and liabilities assumed are presented at estimated fair value on the date of acquisition. The fair values of the assets acquired and liabilities assumed were determined as described in Note 2 below. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values may become available. The Bank and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Bank and/or the purchase price. This audited financial statement reflects the status of these discussions as of October 8, 2010.

Under the terms of the Agreement, the Bank has the option through October 21, 2010 to notify the FDIC of its intent to acquire the real estate, banking facilities, furniture and equipment of Crescent (“Crescent premises and equipment”) from the FDIC at their fair market value as of the acquisition date. The Bank and the FDIC are continuing to evaluate appraisals related to Crescent premises and equipment. Prior to the expiration of this option, the Bank will notify the FDIC of its intention to purchase certain Crescent premises and equipment. Substantially all of the Crescent premises and equipment subject to the purchase option described above has been leased from the FDIC on a month-to-month basis during the term of the purchase option.

The Bank also has an option through October 21, 2010 to notify the FDIC of its intent to assume or repudiate certain lease agreements of Crescent. The Bank has substantially completed the process to determine the fair value of assumed lease obligations; however, the repudiation or assumption of these lease agreements will be finalized prior to the expiration of this option. An adjustment to the bargain purchase gain will be required to the extent the fair value of lease payments are different than the contractual amounts.

Note 2 — Basis of Presentation

The Bank has determined that the acquisition of the net assets of Crescent constitutes a business combination as defined by the Financial Accounting Standards Board (“FASB”) Codification Topic 805: Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their fair values as required by that topic. Fair values were determined based on the requirements of FASB Codification Topic 820: Fair Value Measurements and Disclosures. In many cases the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following is a description of the methods used to determine the fair values of significant assets and liabilities.

Note 2 — Basis of Presentation (continued)

Cash and Due from Banks

The carrying amount of these assets is a reasonable estimate of fair value based on the short-term nature of these assets.

Investment Securities

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. In the absence of observable inputs, fair value is estimated based on pricing models and/or discounted cash flow methodologies. The carrying value of Federal Home Loan Bank stock approximates fair value based on its redemption provisions. Investment securities are considered Level 2 under the three-tier fair value hierarchy.

Loans

Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable loans and include adjustments for liquidity concerns. The discount rate does not include a factor for credit losses as that has been included in the estimated cash flows. Covered loans are considered nonrecurring Level 3 under the three-tier fair value hierarchy.

Loans acquired in business combinations with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. Evidence of credit quality deterioration as of purchase dates may include information such as past-due and nonaccrual status, borrower credit scores and recent loan to value percentages. Acquired credit-impaired loans are accounted for under the accounting guidance for loans and debt securities acquired with deteriorated credit quality, found in Accounting Standards Codification (“ASC”) Topic 310-30, Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality, and initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loans. Accordingly, allowances for credit losses related to these loans are not carried over and recorded at the acquisition dates. Loans acquired through business combinations that do not meet the specific criteria of ASC Topic 310-30, but for which a discount is attributable, at least in part to credit quality, are also accounted for under this guidance. As a result, related discounts are recognized subsequently through accretion based on the expected cash flow of the acquired loans.

Core Deposit Intangible

This intangible asset represents the value of the relationships that Crescent had with its deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base, reserve requirements and the net maintenance cost attributable to customer deposits.

Covered Other Real Estate Owned

OREO is presented at the estimated present value that management expects to receive when the property is sold, net of related costs of disposal.

Note 2 — Basis of Presentation (continued)

Federal Deposit Insurance Corporation Loss Share Indemnification Asset

This loss sharing asset is measured separately from the related covered asset as it is not contractually embedded in the assets and is not transferable with the assets should the Bank choose to dispose of them. Fair value was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentages. These expected reimbursements do not include reimbursable amounts related to future covered expenditures. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC.

Deferred Income Taxes

Deferred income taxes totaling approximately $16.1 million, which are reflected in the accrued expenses and other liabilities line of the Statement of Assets Acquired and Liabilities Assumed, relate to differences between the financial statement and tax basis of certain acquired assets and liabilities including the acquired loans, the loss share indemnification asset and certain acquired long-term debt. The Company’s deferred income taxes were measured using an estimated combined federal and state tax rate. Deferred income taxes are reported based upon the principles in ASC Topic 740: Income Taxes, and are calculated based on the estimated federal and state income tax rates currently in effect for the Bank.

Deposits

The fair values used for the demand and savings deposits that comprise the transaction accounts acquired by definition equal the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to the interest rates embedded on such time deposits.

Advances from Federal Home Loan Bank of Atlanta

The fair values of Federal Home Loan Bank of Atlanta (“FHLB”) advances were based on a discounted cash flow methodology that includes an estimated prepayment penalty.

Note 3 — Investment Securities

The table below reflects the acquired investment securities at July 23, 2010:

(Dollars in thousands)	Fair Value	Tax- equivalent yield	Contractual Maturity (Years)
Securities available for sale:
Obligations of other U.S. Government agencies and corporations	$3,233	2.95%	8.1
Mortgage-backed securities	17,811	1.32	17.4

Total securities available for sale	$21,044	1.57%

The obligations of other U.S. Government agencies and corporations and mortgage-backed securities are comprised of debt securities offered by Federal Home Loan Mortgage Corporation FHLB and Federal Farm Credit Banks. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

Note 4 — Loans

The composition of loans acquired at July 23, 2010 is as follows:

(Dollars in thousands)	Fair Value
Loans subject to loss share:
Commercial real estate:
Construction and land development	$139,758
Commercial real estate	87,018

Total commercial real estate	226,776
Residential real estate:
Owner occupied	19,282
Rental/investment	54,750
Home equity loans	24,305

Total residential real estate	98,337
Commercial, financial and agricultural	34,162
Consumer	2,197

Total loans subject to loss share	361,472

Loans not subject to loss share:
Consumer	9,628

Total loans not subject to loss share	9,628

Total loans	$371,100

The following table presents the impaired and non-impaired loans at July 23, 2010:

(Dollars in thousands)	Impaired Loans	Non-impaired Loans	Total
Contractually-required principal and interest	$198,383	362,563	560,946
Non-accretable difference (1)	(85,518)	(84,734)	(170,252)

Cash flows expected to be collected	112,865	277,829	390,694
Accretable yield (2)	(4,506)	(15,088)	(19,594

Fair value	$108,359	$262,741	$371,100

(1)	Represents contractual principal and interest cash flows of $163.0 million and $7.3 million, respectively, not expected to be collected.

(2)	Represents future interest payments of $14.9 million expected to be collected and purchased discount of $4.7 million.

As of July 23, 2010, the outstanding principal balance for impaired loans and non-impaired loans was $195.7 million and $343.0 million, respectively.

Note 5 — FDIC Loss Sharing Agreements and Indemnification Asset

As part of the purchase and assumption agreement, the Bank and the FDIC entered into certain loss sharing agreements. Pursuant to the terms of these loss sharing agreements, the FDIC’s obligation to reimburse the Bank for losses with respect to certain loans and OREO, begins with the first dollar of loss incurred. The terms of the loss sharing agreements provide that the Bank will be reimbursed by the FDIC for 80% of losses incurred. Gains and recoveries on covered assets will offset losses, or be paid to the FDIC, at the applicable loss share percentage at the time of recovery.

The following table summarizes the assets covered by the loss sharing agreements, the amount covered by the FDIC and the fair value:

(Dollars in thousands)	Amount Covered	Fair Value
Loans	$528,051	$361,472
OREO	79,359	50,168

Total covered assets	$607,410	$411,640

The amounts covered by the loss sharing agreements are the pre-acquisition book value of the underlying assets, the contractual balance of unfunded commitments that were acquired, and certain future net direct costs. The loss sharing agreement applicable to single family residential mortgage loans and related assets provides for FDIC loss sharing and the Bank reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to commercial loans provides for FDIC loss sharing for five years and the Bank reimbursement of recoveries to the FDIC for a total of eight years, in each case as described above. The agreements with the FDIC also include an “upside on loss arrangement” provision that may result in an additional payment to the FDIC by the Bank if net losses on covered assets subject to the stated threshold are less than $242.0 million.

On September 14, 2020, the Bank is required to pay to the FDIC 50% of the excess, if any, of (i) 20% of the total intrinsic loss estimate, or $242 million (subject to possible adjustment), over (ii) the sum of (A) 25% of the asset discount, expressed in dollars, of the total assets subject to loss share, plus (B) 20% of the cumulative shared-loss payments plus (C) 3.5% of the total assets subject to loss share. The Bank is required to deliver to the FDIC not later than August 30, 2020 a schedule, signed by an officer of the Bank, setting forth in reasonable detail the calculation of the cumulative shared-loss payments and the cumulative servicing amount. The Company recorded a liability of $863 thousand, referred to as the FDIC clawback liability below, which reflects the present value of the estimated payment to the FDIC under this provision of the Purchase and Assumption Agreement.

Note 6 — Core Deposit Intangible

The Audited Statement of Assets Acquired and Liabilities Assumed reflects a core deposit intangible asset totaling $2.5 million at July 23, 2010. The core deposit intangible asset will be amortized over ten years on a straight-line basis. Estimated amortization expense for core deposit intangible asset for each of the next five years and thereafter is as follows:

(Dollars in thousands)
Years ending December 31:
2010	$104
2011	249
2012	249
2013	249
2014	249
Thereafter	1,389

Note 7 — Deposits

Deposits assumed are composed of the following at July 23, 2010:

(Dollars in thousands)	Fair Value
Noninterest-bearing	$39,067
Interest-bearing demand deposits	143,465
Savings deposits	4,837
Time deposits	702,734

Total	$890,103

At July 23, 2010, scheduled maturities and the weighted average interest rate of certificates of deposit of more than $100,000 were as follows:

(Dollars in thousands)	Fair Value	Weighted Average Interest Rate
Less than 1 year	$178,294	2.23%
1 — 2 years	44,415	2.66
2 — 3 years	35,423	2.76
3 — 4 years	32,559	2.87
4 — 5 years	39,994	2.81

Total	$330,685	2.48%

Note 8 — Advances from FHLB

As of July 23, 2010, there were $23.0 million in borrowings outstanding from the FHLB. The borrowings were secured by a blanket lien on pledgable loans plus securities and cash. The advances were recorded at their estimated fair value of $24.1 million, which was derived using pricing supplied by the FHLB and includes a prepayment penalty of $1.1 million. In September 2010, the Bank paid off all of the FHLB advances.

Note 9 — Deferred Income Taxes

The deferred income tax liability of $16.1 million as of July 23, 2010 is related to the difference between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. For income tax purposes, the Crescent acquisition will be accounted for as an asset purchase, and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and regulations. The Company did not acquire any of the tax attributes of Crescent’s assets and liabilities.

Note 10 — Net Assets Acquired

Under the terms of the purchase and assumption agreement, the FDIC agreed to transfer to the Bank (1) certain assets subject to loss-sharing agreements at book value, (2) certain assets that are not subject to the loss-sharing agreements, (3) certain assets at fair value (4) certain liabilities at book value, and (5) certain liabilities, such as FHLB advances, at fair value. The FDIC also agreed to pay cash of $190.2 million to the Bank to compensate for the net liabilities assumed of $105.0 million per the purchase and assumption agreement, the asset discount bid of $92.7 million and the 1% deposit premium of $7.5 million. The amount of approximately $17.2 million remains as a receivable from the FDIC and will be paid upon final settlement with the FDIC which is expected to occur in November 2010.

Details related to the transfer at July 23, 2010 are as follows:

(Dollars in thousands)
Net liabilities assumed per purchase and assumption agreement	$(104,999)
Cash received or due from FDIC	190,224

Purchase accounting adjustments:
Loans	(167,643)
FDIC indemnification asset	153,244
OREO and repossessed assets	(29,191)
Core deposit intangible	2,489
FHLB advances	(1,050)
FDIC clawback liability	(863)

Net assets acquired	$42,211